Exhibit 99.3

TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a list of smoking and health class actions, health care cost recovery actions, cases under the California Business and Professions Code and asbestos contribution actions currently scheduled for trial through 2001 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.

Case (Jurisdiction)                 Type of Action                      Trial Date
-------------------                 --------------                      ----------
Robert A. Falise, et al.            Asbestos Contribution Action        Stayed(1)
v. The American Tobacco
Company, et al.
(New York)

The People of the State of          California Business                 September 22, 2000
California, et al. v. Philip        and Professions Code Case
Morris, Inc., et al.
(California)

The People of the State of          California Business                 September 22, 2000
California, et al. v. Philip        and Professions Code Case
Morris, Inc., et al.
(California)

In Re Tobacco Litigation            Medical Monitoring Class Action     October 2, 2000
(West Virginia)

Blue Cross and Blue Shield of       Health Care Cost Recovery Action    October 10, 2000
New Jersey, Inc., et al. v. Philip
Morris, Incorporated, et al.
(New York)

Republic of the Marshall            Health Care Cost Recovery Action    January 15, 2001
Islands v. The American
Tobacco Company, et al.
(Marshall Islands)

Scott, et al. v. The American       Smoking and Health Class Action     January 15, 2001
Tobacco Company, et al.
(Louisiana)

National Asbestos Workers           Health Care Cost Recovery Action    January 16, 2001
Medical Fund, et al. v. Philip
Morris Incorporated, et al.
(New York)

--------
(1) The trial has been stayed pending resolution of a petition for writ of mandamus. The trial court has ordered the parties to be ready to proceed to trial shortly after the ruling on the writ of mandamus


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

                                                                    Exhibit 99.3

Case (Jurisdiction)                 Type of Action                      Trial Date
-------------------                 --------------                      ----------
Owens Corning v. R.J. Reynolds      Asbestos Contribution Action        February 22, 2001
Tobacco Company, et al.
(Mississippi)

H.K. Porter Company, Inc. v.        Asbestos Contribution Action        April 9, 2001
The American
Tobacco Company, et al.
(New York)

Raymark Industries, Inc. v. The     Asbestos Contribution Action        May 14, 2001
American Tobacco Company, et al.
(New York)

U Tu Utu Gwaitu                     Health Care Cost Recovery           June 4, 2001
Paiute Tribe                        Action
(California)

Below is a schedule setting forth by month the number of individual smoking and health cases against PM Inc. and, in some cases, the Company that are currently scheduled for trial through the end of the year 2001.

2000                   2001
----                   ----

October (3)           January (3)
November (1)          March (3)
                      April (1)
                      May (3)
                      June (1)
                      July (2)
                      October (2)
                      November (1)



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